File 333150194
Rule 424 b3


AMERICAN DEPOSITARY
SHARES
One 1 American Depositary
Share represents
One 1 Share

THE BANK OF NEW YORK
AMERICAN DEPOSITARY
RECEIPT
FOR COMMON STOCK OF
PERMANENT TSB GROUP
HOLDINGS PLC
INCORPORATED UNDER
THE LAWS OF IRELAND
The Bank of New York, as
depositary hereinafter called the
Depositary, hereby certifies
i that there have been deposited
with the Depositary or its agent,
nominee, custodian, clearing
agency or correspondent, the
securities described above
Shares or evidence of the right
to receive such Shares, ii that at
the date hereof each American
Depositary Share evidenced by
this Receipt represents the
amount of Shares shown above,
and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called,
and except as otherwise herein
expressly provided, is entitled
upon surrender at the Corporate
Trust Office of the Depositary,
New York, New York of this
Receipt duly endorsed for
transfer and upon payment of
the charges as provided on the
reverse of this Receipt and in
compliance with applicable laws
or governmental regulations, at
Owners option 1 to delivery at
the office of the agent, nominee,
custodian, clearing agency or
correspondent of the
Depositary, to a person
specified by Owner, of the
amount of Deposited Securities
represented hereby or evidence
of the right to receive the same
or 2 to have such Deposited
Securities forwarded at his cost
and risk to him at the Corporate
Trust Office of the Depositary.
The words Deposited
Securities wherever used in this
Receipt shall mean the Shares
deposited under the agreement
created by the Receipts as
hereinafter defined including
such evidence of the right to
receive the same, and any and
all other securities, cash and
other property held by the
Depositary in place thereof or in
addition thereto as provided
herein.  The word Owner
wherever used in this Receipt
shall mean the name in which
this Receipt is registered upon
the books of the Depositary
from time to time.  The
Depositarys Corporate Trust
Office is located at a different
address than its principal
executive office. Its Corporate
Trust Office is located at 101
Barclay Street, New York, New
York 10286, and its principal
executive office is located at
One Wall Street, New York,
New York 10286.
1.	RECEIPTS.
	This American
Depositary Receipt this Receipt
is one of a continuing issue of
American Depositary Receipts
collectively, the Receipts, all
evidencing rights of like tenor
with respect to the Deposited
Securities, and all issued or to
be issued upon the terms and
subject to the conditions herein
provided, which shall govern
the continuing arrangement by
the Depositary with respect to
initial deposits as well as the
rights of holders and Owners of
Receipts subsequent to such
deposits.
	The issuer of the
Receipts is deemed to be the
legal entity resulting from the
agreement herein provided for.
	The issuance of
Receipts against deposits
generally may be suspended, or
the issuance of Receipts against
the deposit of particular Shares
may be withheld, if such action
is deemed necessary or
advisable by the Depositary at
any time and from time to time
because of any requirements of
any government or
governmental body or
commission or for any other
reason.  The Depositary
assumes no liability with respect
to the validity or worth of the
Deposited Securities.
2.	TRANSFER OF
RECEIPTS.
	Until the
surrender of this Receipt in
accordance with the terms
hereof, the Depositary will
maintain an office in the
Borough of Manhattan, The
City of New York, for the
registration of Receipts and
transfers of Receipts where the
Owners of the Receipts may,
during regular business hours,
inspect the transfer books
maintained by the Depositary
that list the Owners of the
Receipts.  The transfer of this
Receipt is registrable on the
books of the Depositary at its
Corporate Trust Office by the
holder hereof in person or by
duly authorized attorney, upon
surrender of this Receipt
properly endorsed for transfer or
accompanied by proper
instruments of transfer and
funds sufficient to pay any
applicable transfer taxes, and
the fees and expenses of the
Depositary and upon
compliance with such
regulations, if any, as the
Depositary may establish for
such purpose.  This Receipt may
be split into other such Receipts,
or may be combined with other
such Receipts into one Receipt,
representing the same aggregate
number of American Depositary
Shares as the Receipt or
Receipts surrendered.  Upon
such split or combination not
involving a transfer, a charge
will be made as provided herein.
The Depositary may close the
transfer books at any time or
from time to time when deemed
expedient by it in connection
with the performance of its
duties hereunder.
3.	PROOF OF
CITIZENSHIP OR
RESIDENCE.
	The Depositary
may require any holder or
Owner of Receipts, or any
person presenting securities for
deposit against the issuance of
Receipts, from time to time, to
file such proof of citizenship or
residence and to furnish such
other information, by affidavit
or otherwise, and to execute
such certificates and other
instruments as may be necessary
or proper to comply with any
laws or regulations relating to
the issuance or transfer of
Receipts, the receipt or
distribution of dividends or
other property, or the taxation
thereof or of receipts or
deposited securities, and the
Depositary may withhold the
issuance or registration of
transfer of any Receipt or
payment of such dividends or
delivery of such property from
any holder, Owner or other
person, as the case may be, who
shall fail to file such proofs,
certificates or other instruments.
4.	TRANSFERABI
LITY
RECORDOWNERSHIP.
	It is a condition of
this Receipt and every
successive holder and Owner of
this Receipt by accepting or
holding the same consents and
agrees, that title to this Receipt,
when properly endorsed or
accompanied by proper
instruments of transfer, is
transferable by delivery with the
same effect as in the case of a
negotiable instrument provided,
however, that prior to the due
presentation of this Receipt for
registration of transfer as above
provided, and subject to the
provisions of Article 9 below,
the Depositary, notwithstanding
any notice to the contrary, may
treat the person in whose name
this Receipt is registered on the
books of the Depositary as the
absolute owner hereof for the
purpose of determining the
person entitled to distribution of
dividends and for any other
purpose.
5.	TAX
LIABILITY.
	The Depositary
shall not be liable for any taxes
or governmental or other
assessments or charges that may
become payable in respect of
the Deposited Securities, but a
ratable part of any and all of the
same, whether such tax,
assessment or charge becomes
payable by reason of any
present or future law, statute,
charter provision, bylaw,
regulation or otherwise, shall be
payable by the Owner hereof to
the Depositary at any time on
request.  Upon the failure of the
holder or Owner of this Receipt
to pay any such amount, the
Depositary may sell for account
of such Owner an amount of the
Deposited Securities equal to all
or any part of the amount
represented by this Receipt, and
may apply the proceeds in
payment of such obligations, the
Owner hereof remaining liable
for any deficiency.
6.	REPRESENTA
TIONS AND WARRANTIES.
	Every person
presenting Shares for deposit
shall be deemed thereby to
represent and warrant that such
Shares and each certificate, if
any, therefor are validly issued,
fully paid and nonassessable,
that such Shares were not issued
in violation of any preemptive
or similar rights of the holders
of any securities and that the
person making such deposit is
duly authorized so to do.  Every
such person shall also be
deemed to represent that the
deposit of such securities and
the sale of American Depositary
Shares representing such Shares
by that person in the United
States are not restricted under
the Securities Act of 1933, as
amended the Securities Act of
1933.  Such representations and
warranties shall survive the
deposit of such securities and
issuance of Receipts.
	This Receipt is
issued subject, and all rights of
the holder or Owner hereof are
expressly subject, to the terms
and conditions set forth on both
sides of this Receipt, all of
which form a part of the
agreement evidenced in this
Receipt and to all of which the
holder or Owner hereof by
accepting this Receipt consents.
7.	REPORTS OF
ISSUER OF DEPOSITED
SECURITIES VOTING
RIGHTS.
	As of the date of the
establishment of the program
for issuance of Receipts by the
Depositary, the Depositary
believed, based on limited
investigation, that the issuer of
the Deposited Securities either i
furnished the Securities and
Exchange Commission the
Commission with certain public
reports and documents required
by foreign law or otherwise or ii
published information in
English on its Internet website
at www.permanenttsbgroup.ie
or another electronic
information delivery system
generally available to the public
in its primary trading market, in
either case in compliance with
Rule 12g32b under the
Securities and Exchange Act of
1934 as in effect and applicable
to that issuer at that time.
However, the Depositary does
not assume any duty to
determine if the issuer of the
Deposited Securities is
complying with the current
requirements of Rule 12g32b or
to take any action if that issuer
is not complying with those
requirements.
	The Depositary
shall be under no obligation to
give notice to the holder or
Owner of this Receipt of any
meeting of shareholders or of
any report of or communication
from the issuer of the Deposited
Securities, or of any other
matter concerning the affairs of
such issuer, except as herein
expressly provided.  The
Depositary undertakes to make
available for inspection by
holders and Owners of the
Receipts at its Corporate Trust
Office, any reports and
communication received from
the issuer of the Deposited
Securities that are both i
received by the Depositary as
the holder of the Deposited
Securities and ii made generally
available to the holders of the
Deposited Securities by the
issuer thereof.  Such reports and
communications will be
available in the language in
which they were received by the
Depositary from the issuer of
the Deposited Securities, except
to the extent, if any, that the
Depositary in its sole discretion
elects to both i translate into
English any of such reports or
communications that were not
in English when received by the
Depositary and ii make such
translations, if any, available for
inspection by holders and
Owners of the Receipts.  The
Depositary has no obligation of
any kind to translate any of such
reports or communications or to
make such translation, if any,
available for such inspection.
	The Depositary
may, in its discretion, exercise,
in any manner, or not exercise,
any and all voting rights that
may exist in respect of the
Deposited Securities.  The
Depositary may, but assumes no
obligation to, notify Owners of
an upcoming meeting of holders
of Deposited Securities or
solicit instructions from Owners
as to the exercise of any voting
rights with respect to the
Deposited Securities. Upon the
written request of the Owner of
this Receipt and payment to it of
any expense involved, the
Depositary may, in its sole
discretion, but assumes no
obligation to, exercise any
voting rights with respect to the
amount of the Deposited
Securities represented by the
American Depositary Shares
evidenced by this Receipt in
accordance with that request.
8.	DISTRIBUTIO
NS.
	Until the
surrender of this Receipt, the
Depositary a shall distribute or
otherwise make available to the
Owner hereof, at a time and in
such manner as it shall
determine, any distributions of
cash, Shares or other securities
or property other than
subscription or other rights and
b may distribute or otherwise
make available to the Owner
hereof, at a time and in such
manner as it shall determine,
any distributions of subscription
or other rights, in each case
received with respect to the
amount of Deposited Securities
represented hereby, after
deduction, or upon payment of
the fees and expenses of the
Depositary described in Article
13 below, and the withholding
of any taxes in respect thereof
provided, however, that the
Depositary shall not make any
distribution for which it has not
received satisfactory assurances,
which may be an opinion of
United States counsel, that the
distribution is registered under,
or is exempt from or not subject
to the registration requirements
of, the Securities Act of 1933 or
any other applicable law.  If the
Depositary is not obligated,
under the preceding sentence, to
distribute or make available a
distribution under the preceding
sentence, the Depositary may
sell such Shares, other
securities, subscription or other
rights, securities or other
property, and the Depositary
shall distribute the net proceeds
of a sale of that kind to the
Owners entitled to them, after
deduction or upon payment of
the fees and expenses of the
Depositary described in Article
13 below and the withholding of
any taxes in respect thereof.  In
lieu of distributing fractional
American Depositary Shares for
distributed Shares or other
fractional securities, the
Depositary may, in its
discretion, sell the amount of
securities or property equal to
the aggregate of those fractions.
In the case of subscription or
other rights, the Depositary
may, in its discretion, issue
warrants for such subscription
or other rights andor seek
instructions from the Owner of
this Receipt as to the disposition
to be made of such subscription
or other rights.  If the
Depositary does not distribute
or make available to Owners or
sell distributed subscription or
other rights, the Depositary shall
allow those rights to lapse.
Sales of subscription or other
rights, securities or other
property by the Depositary shall
be made at such time and in
such manner as the Depositary
may deem advisable.
	If the Depositary
shall find in its opinion that any
cash distribution is not
convertible in its entirety or
with respect to the Owners of a
portion of the Receipts, on a
reasonable basis into U.S.
Dollars available to it in the
City of New York, or if any
required approval or license of
any government or agency for
such conversion is denied or is
not obtainable within a
reasonable period, the
Depositary may in its discretion
make such conversion and
distribution in U.S. Dollars to
the extent possible, at such time
and rates of conversion as the
Depositary shall deem
appropriate, to the Owners
entitled thereto and shall with
respect to any such currency not
converted or convertible either
i distribute such foreign
currency to the holders entitled
thereto or ii hold such currency
for the respective accounts of
such Owners uninvested and
without liability for interest
thereon, in which case the
Depositary may distribute
appropriate warrants or other
instruments evidencing rights to
receive such foreign currency.
9.	RECORD
DATES ESTABLISHED BY
DEPOSITARY.
	Whenever any
cash dividend or other cash
distribution shall become
payable or any distribution other
than cash shall be made, or
whenever rights shall be
offered, with respect to
Deposited Securities, or
whenever the Depositary shall
receive notice of any meeting of
Owners of Deposited Securities,
or whenever it is necessary or
desirable to determine the
Owners of Receipts, the
Depositary will fix a record date
for the determination of the
Owners generally or the Owners
of Receipts who shall be entitled
to receive such dividend,
distribution or rights, or the net
proceeds of the sale thereof, to
give instructions for the exercise
of voting rights at any such
meeting or responsible for any
other purpose for which the
record date was set.
10.	CHANGES
AFFECTING DEPOSITED
SECURITIES.
	Upon i any
change in nominal value or any
subdivision, combination or any
other reclassification of the
Deposited Securities, or ii any
recapitalization, reorganization,
sale of assets substantially as an
entirety, merger or
consolidation affecting the
issuer of the Deposited
Securities or to which it is a
party, or iii the redemption by
the issuer of the Deposited
Securities at any time of any or
all of such Deposited Securities
provided the same are subject to
redemption, then and in any
such case the Depositary shall
have the right to exchange or
surrender such Deposited
Securities and accept and hold
hereunder in lieu thereof  other
shares, securities, cash or
property to be issued or
delivered in lieu of or in
exchange for, or distributed or
paid with respect to, such
Deposited Securities.  Upon any
such exchange or surrender, the
Depositary shall have the right,
in its discretion, to call for
surrender of this Receipt in
exchange upon payment of fees
and expenses of the Depositary
for one or more new Receipts of
the same form and tenor as this
Receipt, but describing the
substituted Deposited Securities.
In any such case the Depositary
shall have the right to fix a date
after which this Receipt shall
only entitle the Owner to
receive such new Receipt or
Receipts.  The Depositary shall
mail notice of any redemption
of Deposited Securities to the
Owners of Receipts, provided
that in the case of any
redemption of less than all of
the Deposited Securities, the
Depositary shall select in such
manner as it shall determine an
equivalent number of American
Depositary Shares to be
redeemed and shall mail notice
of redemption only to the
Owners of Receipts evidencing
those American Depositary
Shares.  The sole right of the
Owners of Receipts evidencing
American Depositary Shares
designated for redemption after
the mailing of such notice of
redemption shall be to receive
the cash, rights and other
property applicable to the same,
upon surrender to the
Depositary and upon payment
of its fees and expenses of the
Receipts evidencing such
American Depositary Shares.
11.	LIABILITY OF
DEPOSITARY.
The Depositary shall not incur
any liability to any holder or
Owner of this Receipt i if by
reason of any provisions of any
present or future law of the
United States of America, any
state thereof, or of any other
country, or of any governmental
or regulatory authority, or by
reason of any provision, present
or future, of the charter or
articles of association or similar
governing document of the
issuer or of the Deposited
Securities, the Depositary shall
be prevented, delayed or
forbidden from or subjected to
any civil or criminal penalty or
extraordinary expenses on
account of doing or performing
any act or thing which by the
terms hereof it is provided shall
be done or performed, ii by
reason of any nonperformance
or delay, caused as specified in
clause i above, in the
performance of any act or thing
which by the terms of this
Receipt it is provided shall or
may be done or performed, iii
by reason of any exercise of, or
failure to exercise, any
discretion provided for herein,
iv for the inability of any Owner
or holder to benefit from any
distribution, offering, right or
other benefit which is made
available to holders of
Deposited Securities but is not
made available to Owners or
holders, v for any special,
consequential or punitive
damages for any breach of the
terms of this Receipt or vi
arising out of any act of God,
terrorism or war or any other
circumstances beyond its
control.
The Depositary shall not be
responsible for any failure to
carry out any requests to vote
any Deposited Securities or for
the manner or effect of any vote
that is cast either with or
without the request of any
Owner, or for not exercising any
right to vote any Deposited
Securities.
The Depositary does not assume
any obligation and shall not be
subject to any liability to
holders or Owners hereunder
other than agreeing to act
without negligence or bad faith
in the performance of such
duties as are specifically set
forth herein.
The Depositary shall be under
no obligation to appear in,
prosecute or defend, any action,
suit or other proceeding in
respect of any of the Deposited
Securities or in respect of the
Receipts on behalf of Owners or
holders or any other persons.
The Depositary shall not be
liable for any action or
nonaction by it in reliance upon
the advice of or information
from legal counsel, accountants
or any other persons believed by
it in good faith to be competent
to give such advice or
information.
The Depositary, subject to
Article 14 hereof, may itself
become the owner of and deal in
securities of any class of the
issuer of the Deposited
Securities and in Receipts of
this issue.
12.	TERMINATIO
N OF AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
	The Depositary
may at any time terminate the
agreement evidenced by this
Receipt and all other Receipts
by mailing notice of such
termination to the Owners of all
Receipts then outstanding at
their addresses appearing upon
the books of the Depositary, at
least thirty days prior to the date
fixed in such notice for
termination.  On and after such
date of termination the Owner
hereof, upon surrender of this
Receipt at the Corporate Trust
Office of the Depositary, will be
entitled to delivery of the
amount of the Deposited
Securities represented hereby
upon the same terms and
conditions, and upon payment
of a fee at the rates provided
herein with respect to the
surrender of this Receipt for
Deposited Securities and on
payment of applicable taxes and
charges.  The Depositary may
convert any dividends received
by it in cash after the
termination date into U.S.
Dollars as herein provided, and
after deducting therefrom the
fees of the Depositary and
referred to herein and any taxes
and governmental charges and
shall thereafter hold the balance
of said dividends for the pro rata
benefit of the Owners of the
respective Receipts.  As to any
Receipts not so surrendered
within thirty days after such
date of termination the
Depositary shall thereafter have
no obligation with respect to the
collection or disbursement of
any subsequent dividends or any
subscriptions or other rights
accruing on the Deposited
Securities.  After the expiration
of three months from such date
of termination the Depositary
may sell any remaining
Deposited Securities in such
manner as it may determine, and
may thereafter hold uninvested
the net proceeds of any such
sale or sales together with any
dividends received prior to such
sale or the U.S. Dollars received
on conversion thereof,
unsegregated and without
liability for any interest thereon,
for the pro rata benefit of the
Owners of the Receipts that
have not theretofor been
surrendered for cancellation,
such Owners thereupon
becoming general creditors of
the Depositary with respect to
such net proceeds.  After
making such sale, or if no such
sale can be made after the
expiration of one year from such
date of termination, the
Depositary shall be discharged
from all obligations whatsoever
to the holders and Owners of the
Receipts except to make
distribution of the net proceeds
of sale and of such dividends
after deducting all fees, charges
and expenses of the Depositary
or of the Deposited Securities,
in case no sale can be made,
upon surrender of the Receipts.
13.	CERTAIN FEES
AND CHARGES OF THE
DEPOSITARY.
	The Depositary may
charge any party depositing or
withdrawing Shares, any party
transferring or surrendering
Receipts, any party to whom
Receipts are issued including
issuance pursuant to a stock
dividend or stock split or an
exchange of stock or
distribution pursuant to Articles
8 or 10 or Owners, as
applicable, i fees for the
delivery or surrender of
Receipts and deposit or
withdrawal of Shares, ii fees for
distributing cash, Shares or
other property received in
respect of Deposited Securities,
iii taxes and other governmental
charges, iv registration or
custodial fees or charges
relating to the Shares, v cable,
telex and facsimile transmission
expenses, vi foreign currency
conversion expenses and fees,
vii depositary servicing fees and
viii any other fees or charges
incurred by the Depositary or its
agents in connection with the
Receipt program.  The
Depositarys fees and charges
may differ from those of other
depositaries.  The Depositary
reserves the right to modify,
reduce or increase its fees upon
thirty 30 days notice to the
Owner hereof.  The Depositary
will provide, without charge, a
copy of its latest schedule of
fees and charges to any party
requesting it.
The Depositary may charge fees
for receiving deposits and
issuing Receipts, for delivering
Deposited Securities against
surrendered Receipts, for
transfer of Receipts, for splits or
combinations of Receipts, for
distribution of each cash or
other distribution on Deposited
Securities, for sales or exercise
of rights, or for other services
performed hereunder.  The
Depositary reserves the right to
modify, reduce or increase its
fees upon thirty 30 days notice
to the Owner hereof.  The
Depositary will provide, without
charge, a copy of its latest fee
schedule to any party requesting
it.
14.	PRERELEASE
OF RECEIPTS.
	Notwithstanding
any other provision of this
Receipt, the Depositary may
execute and deliver Receipts
prior to the receipt of Shares
PreRelease. The Depositary
may deliver Shares upon the
receipt and cancellation of
Receipts which have been
PreReleased, whether or not
such cancellation is prior to the
termination of such PreRelease
or the Depositary knows that
such Receipt has been
PreReleased.  The Depositary
may receive Receipts in lieu of
Shares in satisfaction of a
PreRelease.  Each PreRelease
will be a preceded or
accompanied by a written
representation from the person
to whom Receipts or Shares are
to be delivered that such person,
or its customer, owns the Shares
or Receipts to be remitted, as
the case may be, b at all times
fully collateralized with cash or
such other collateral as the
Depositary deems appropriate,
c terminable by the Depositary
on not more than five 5 business
days notice, and d subject to
such further indemnities and
credit regulations as the
Depositary deems appropriate.
The number of American
Depositary Shares which are
outstanding at any time as a
result of PreReleases will not
normally exceed thirty percent
30 of the Shares deposited with
the Depositary provided,
however, that the Depositary
reserves the right to change or
disregard such limit from time
to time as it deems appropriate.
	The Depositary
may retain for its own account
any compensation received by it
in connection with the
foregoing.
15.	COMPLIANCE
WITH U.S. SECURITIES
LAWS.
	Notwithstanding
any terms of this Receipt to the
contrary, the Depositary will not
exercise any rights it has under
this Receipt to prevent the
withdrawal or delivery of
Deposited Securities in a
manner which would violate the
United States securities laws
including, but not limited to,
Section 1A1 of the General
Instructions to the Form F6
Registration Statement, as
amended from time to time,
under the Securities Act of
1933.
16.	GOVERNING
LAW VENUE OF ACTIONS
JURY TRIAL WAIVER.
	This Receipt shall
be interpreted and all rights
hereunder and provisions hereof
shall be governed by the laws of
the State of New York.
	All actions and
proceedings brought by any
Owner or holder of this Receipt
against the Depositary arising
out of or relating to the Shares
or other Deposited Securities,
the American Depositary Shares
or the Receipts, or any
transaction contemplated herein,
shall be litigated only in courts
located within the State of New
York.
	EACH OWNER
AND HOLDER HEREBY
IRREVOCABLY WAIVES, TO
THE FULLEST EXTENT
PERMITTED BY
APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY
SUIT, ACTION OR
PROCEEDING AGAINST
THE DEPOSITARY
DIRECTLY OR INDIRECTLY
ARISING OUT OF OR
RELATING TO THE SHARES
OR OTHER DEPOSITED
SECURITIES, THE
AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS,
OR ANY TRANSACTION
CONTEMPLATED HEREIN,
OR THE BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY
QUESTION REGARDING
EXISTENCE, VALIDITY OR
TERMINATION WHETHER
BASED ON CONTRACT,
TORT OR ANY OTHER
THEORY.
17.	AMENDMENT OF
RECEIPTS.
The form of the Receipts and
the agreement created thereby
may at any time and from time
to time be amended by the
Depositary in any respect which
it may deem necessary or
desirable. Any amendment
which shall prejudice any
substantial existing right of
Owners shall not become
effective as to outstanding
Receipts until the expiration of
thirty 30 days after notice of
such amendment shall have
been given to the Owners of
outstanding Receipts provided,
however, that such thirty 30
days notice shall in no event be
required with respect to any
amendment which shall impose
or increase any taxes or other
governmental charges,
registration fees, cable, telex or
facsimile transmission costs,
delivery costs or other such
expenses. Every Owner and
holder of a Receipt at the time
any amendment so becomes
effective shall be deemed, by
continuing to hold such Receipt,
to consent and agree to such
amendment and to be bound by
the agreement created by
Receipt as amended thereby. In
no event shall any amendment
impair the right of the Owner of
any Receipt to surrender such
Receipt and receive therefor the
amount of Deposited Securities
represented by the American
Depositary Shares evidenced
thereby, except in order to
comply with mandatory
provisions of applicable law.

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